[Exhibit 5.1]

July  31, 1998


Apple Computer, Inc.
1 Infinite Loop
Cupertino, California 95014


RE: Registration Statement on Form S-8 for the 1997 Director Stock Option Plan, 1997 Employee Stock Option Plan, 1998 Executive Officer Stock Plan and stock option grants to Edgar S. Woolard, Jr. and Gareth C.C. Chang

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about July 31, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) 400,000 additional shares of Apple Computer, Inc.'s Common Stock, no par value, authorized for issuance under the 1997 Director Stock Option Plan, as amended (the "Director Plan");
(ii) 5,000,000 additional shares of Apple Computer, Inc.'s Common Stock, no par value, authorized for issuance under the 1997 Employee Stock Option Plan, as amended (the "Employee Plan"); (iii) 9,400,000 shares of Apple Computer, Inc.'s Common Stock, no par value, authorized for issuance under the 1998 Executive Officer Stock Plan (the "Executive Officer Plan"); and (iv) 30,000 additional shares of Apple Computer, Inc.'s Common Stock, no par value, authorized for issuance pursuant to stock options to Edgar S. Woolard, Jr.
and Gareth C.C. Chang for 15,000 shares each.   The shares of Apple Common
Stock to be registered under the Registration Statement are hereinafter referred to collectively as the "Shares". As counsel in connection with this transaction, I have examined the actions taken, and I am familiar with the actions proposed to be taken, in connection with the issuance and sale of the Shares pursuant to the Director Plan, the Employee Plan, the Executive Plan and the individual grants to Edgar S. Woolard, Jr. and Gareth C.C. Chang.

It is my opinion that, when issued and sold in the manner described in the Director Plan, Employee Plan, Executive Plan and the individual stock option grants to Edgar S. Woolard, Jr. and Gareth C.C. Chang and pursuant to the agreements which accompany each grant, the Shares will be legally and validly issued, fully paid and nonassessable.




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